Exhibit 24

POWER OF ATTORNEY

Each of the undersigned Directors and the Chief Executive and Principal Financial and Accounting Officers of 3M COMPANY, a Delaware corporation, hereby constitute and appoint George W. Buckley, Patrick D. Campbell, Gregg M. Larson, Margaret M. Smyth, Janet L. Yeomans, and Richard F. Ziegler, and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, and to sign any and all amendments (including post-effective amendments) to this Registration Statements, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing such said attorneys and agents may deem necessary or desirable to enable 3M COMPANY to comply with the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of 3M COMPANY, and the names of the undersigned directors and Chief Executive and Principal Financial and Accounting Officers to this Registration Statement and to any instruments and documents filed as part of or in connection with said Registration Statement or amendments thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

The undersigned have signed this Power of Attorney this 13th day of February 2006.

Signature	Title

/s/ George W. Buckley	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Director)
George W. Buckley

/s/ Patrick D. Campbell	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Patrick D. Campbell

/s/ Margaret M. Smyth	(Principal Accounting Officer)
Margaret M. Smyth

/s/ Linda G. Alvarado	Director
Linda G. Alvarado

/s/ Edward A. Brennan	Director
Edward A. Brennan

/s/ Vance D. Coffman	Director
Vance D. Coffman

/s/ Michael L. Eskew	Director
Michael L. Eskew

/s/ Edward M. Liddy	Director
Edward M. Liddy

/s/ Robert S. Morrison	Director
Robert S. Morrison

/s/ Aulana L. Peters	Director
Aulana L. Peters

/s/ Rozanne L. Ridgway	Director
Rozanne L. Ridgway

/s/ Kevin W. Sharer	Director
Kevin W. Sharer

/s/ Louis W. Sullivan	Director
Louis W. Sullivan